UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Invesco Van Kampen California Value Municipal Income Trust
Invesco Van Kampen Municipal Opportunity Trust
Invesco Van Kampen Municipal Trust
Invesco Van Kampen Pennsylvania Value Municipal Income Trust
Invesco Van Kampen Trust For Insured Municipals
Invesco Van Kampen Trust For Investment Grade Municipals

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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INVESCO VAN KAMPEN CLOSED-END FUNDS
PREFERRED SHARES
IMPORTANT PROXY NEWS

MEETING ADJOURNED TO
August 13, 2010
11 Greenway Plaza, Suite 2500
Houston, Texas 77046-1173

Recently we distributed proxy material regarding the Joint Annual Meeting of Shareholders for the Invesco Van Kampen Closed-End Funds. This meeting, which was originally scheduled for July 16, 2010, has been adjourned to August 13, 2010 at 3:30 p.m. Central Time. Our records indicate that we have not received voting instructions for your account(s). In an effort to avoid incurring any further expenses, we are asking you to please take a moment right now to submit your vote.
Proxy materials and other fund literature may be reviewed and downloaded online at www.invesco.com, or by calling Invesco Investment Services, Inc. at 1-800-341-2929, Option 1.
Your vote is important no matter how many shares you own. In order for your vote to be represented, we must receive your instructions prior to your Fund’s meeting date.
For your convenience, please utilize any of the following methods to submit your vote:
1. By Internet
Follow the simple instructions on your voting instruction form.
2. By Touch-tone Phone
Please call the toll-free number located on your voting instruction form and follow the simple instructions.
3. By Phone
Please call Computershare Fund Services toll-free at 1-866-865-5978. Representatives are available to take your vote Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m., and Saturday from 12:00 p.m. to 6:00 p.m. EDT.
4. By Mail
Simply return your executed voting instruction form in the envelope provided.
Please take a moment and vote today! Thank you.

Preferred shares held in “street name” as to which voting instructions have not been received from the beneficial owners or persons entitled to vote as of one business day before the Annual Meeting, or, if adjourned, one business day before the day to which the Annual Meeting is adjourned, and that would otherwise be treated as “broker non-votes” may, pursuant to Rule 452 of the New York Stock Exchange, be voted by the broker on each proposal in the same proportion as the votes cast by all holders of preferred shares as a class who have voted on the proposal or in the same proportion as the votes cast by all holders of preferred shares of the Fund who have voted on that item. Rule 452 permits proportionate voting of preferred shares with respect to a particular item if, among other things, (i) a minimum of 30% of the preferred shares or shares of a series of preferred shares outstanding has been voted by the holders of such shares with respect to such item and (ii) less than 10% of the preferred shares or shares of a series of preferred shares outstanding has been voted by the holders of such shares against such item.

INVESCO VAN KAMPEN CLOSED-END FUNDS
PREFERRED SHARES
IMPORTANT PROXY NEWS

MEETING ADJOURNED TO
August 13, 2010
11 Greenway Plaza, Suite 2500
Houston, Texas 77046-1173

Recently we distributed proxy material regarding the Joint Annual Meeting of Shareholders for the Invesco Closed-End Funds. This meeting, which was originally scheduled for July 16, 2010, has been adjourned to August 13, 2010 at 3:30 p.m. Central Time. Our records indicate that we have not received voting instructions for your account(s). In an effort to avoid incurring any further expenses, we are asking you to please take a moment right now to submit your vote.
Proxy materials and other fund literature may be reviewed and downloaded online at www.invesco.com, or by calling Invesco Investment Services, Inc. at 1-800-341-2929, Option 1.
Your vote is important no matter how many shares you own. In order for your vote to be represented, we must receive your instructions prior to your Fund’s meeting date.
For your convenience, please utilize any of the following methods to submit your vote:
1. By Internet
Follow the simple instructions on your voting instruction form.
2. By Touch-tone Phone
Please call the toll-free number located on your voting instruction form and follow the simple instructions.
3. By Mail
Simply return your executed voting instruction form in the envelope provided.
Please take a moment and vote today! Thank you.

Preferred shares held in “street name” as to which voting instructions have not been received from the beneficial owners or persons entitled to vote as of one business day before the Annual Meeting, or, if adjourned, one business day before the day to which the Annual Meeting is adjourned, and that would otherwise be treated as “broker non-votes” may, pursuant to Rule 452 of the New York Stock Exchange, be voted by the broker on each proposal in the same proportion as the votes cast by all holders of preferred shares as a class who have voted on the proposal or in the same proportion as the votes cast by all holders of preferred shares of the Fund who have voted on that item. Rule 452 permits proportionate voting of preferred shares with respect to a particular item if, among other things, (i) a minimum of 30% of the preferred shares or shares of a series of preferred shares outstanding has been voted by the holders of such shares with respect to such item and (ii) less than 10% of the preferred shares or shares of a series of preferred shares outstanding has been voted by the holders of such shares against such item.